SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On January 26, 2009, Brinker International, Inc. announced that, effective immediately, Greg Walther stepped down as Senior Vice President and President of Global Business Development.  John Reale, 54, has been appointed effective immediately as Senior Vice President and President of Global Business Development.  Mr. Reale has served as Senior Vice President and Chief Operating Officer for Global Business Development since June 2007, having also served as Interim President of Romano’s Macaroni Grill from August 2007 to December 2008, Senior Vice President and Chief Operating Officer for Macaroni Grill from January 2005 to June 2007, and Regional Vice President for Macaroni Grill from February 2004 to January 2005.  Previously, Mr. Reale was with Carlson Restaurants Worldwide from March 1995 until February 2004, most recently serving as Vice President of International Business.  Mr. Reale was with Ground Round, Inc. from 1975 through 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: January 30, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer